UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2021

MACQUARIE INFRASTRUCTURE CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-32384	43-2052503
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

125 West 55th Street, New York, New York	10019
(Address of principal executive offices)	(Zip code)

(212) 231-1000
(Registrant’s telephone number, including area code)

N.A.
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Name of each exchange on
Title of each class	Trading Symbol(s)	which registered

Common Stock, par value $0.01 per share	MIC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

On September 21, 2021, Macquarie Infrastructure Corporation (the “Company”) held a special meeting of shareholders (the “Special Meeting”). The three proposals voted upon at the Annual Meeting are described in detail in the Company’s Proxy Statement for the Special Meeting filed with the Securities and Exchange Commission on August 23, 2021.

The Company’s shareholders approved a proposal to approve the Stock Purchase Agreement, dated as of June 7, 2021 (as it may be amended from time to time, the “AA Transaction Agreement”), by and among MIC, Macquarie Infrastructure Holdings, LLC (“MIH”), a Delaware limited liability company and a wholly-owned subsidiary of MIC, MIC Hawaii Holdings, LLC, solely for purposes of specified provisions, (“MIC Hawaii”), an indirect, wholly-owned subsidiary of MIC, and KKR Apple Bidco, LLC (“AA Purchaser”), a Delaware limited liability company controlled by funds affiliated with Kohlberg Kravis Roberts & Co. L.P. (“KKR”) providing for the AA Purchaser to acquire all outstanding shares of common stock of MIC (the “AA Transaction”) which, following the previously approved reorganization (see MIC’s Current Report on Form 8-K, filed on May 11, 2021), will hold MIC’s Atlantic Aviation business (the “AA Transaction Proposal”).

The Company’s shareholders also approved a proposal to approve the Agreement and Plan of Merger, dated as of June 14, 2021 (as it may be amended from time to time, the “MH Merger Agreement”), by and among MIC, MIH, AMF Hawaii Holdings, LLC (“AMF Parent”), a Delaware limited liability company affiliated with Argo Infrastructure Partners, LP (“Argo”) and AMF Hawaii Merger Sub LLC (“AMF Merger Sub”), a recently formed Delaware limited liability company and direct wholly owned subsidiary of AMF Parent, providing for AMF Merger Sub to be merged with and into MIH, with MIH surviving as a wholly-owned subsidiary of AMF Parent (the “MH Merger”). Following the previously approved reorganization, which will include a distribution of MIC Hawaii to MIH, and the AA Transaction, MIH will hold the Company’s MIC Hawaii business (the “MH Merger Proposal”). The completion of the MH Merger is conditioned on, among other things, the completion of the AA Transaction and receipt of certain regulatory approvals.

The AA Transaction is conditioned upon the prior completion of the reorganization. MIC expects to complete the reorganization on September 22, 2021, and complete the AA Transaction on September 23, 2021 (subject to the satisfaction or waiver of all other conditions contained in the AA Transaction Agreement).

Of the total 87,923,929 shares of common stock outstanding as of the record date of August 23, 2021 that were entitled to vote, 58,998,203 shares were represented at the meeting, either in person or by proxy. The proposals are described in detail in the definitive proxy statement pertaining to the Special Meeting previously filed with the Securities and Exchange Commission on August 23, 2021.

The matters voted upon and the results of the vote at the Special Meeting of shareholders were as follows:

Proposal 1 – AA Transaction Proposal: The Company’s shareholders voted to approve the AA Transaction Agreement:

Votes For	Votes Against	Abstain

58,746,536	112,164	139,503

Proposal 2 – MH Merger Proposal: The Company’s shareholders voted to approve the MH Merger Agreement:

Votes For	Votes Against	Abstain

58,761,122	99,368	137,713

Proposal 3 – Adjournment Proposal: To adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal:

In connection with the Special Meeting, the Company solicited proxies with respect to the Adjournment Proposal. Because there were sufficient votes from Company shareholders to approve the AA Transaction Proposal and the MH Merger Proposal, adjournment of the Special Meeting was unnecessary and the Adjournment Proposal was not called.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2021

MACQUARIE INFRASTRUCTURE CORPORATION

By:	/s/ Christopher Frost
Name: Christopher Frost
Title: Chief Executive Officer